EXHIBIT 5
                                 LAW OFFICES OF
                                  BRIAN W PUSCH
                                ATTORNEYS AT LAW

                                 PENTHOUSE SUITE
                               29 WEST 57TH STREET
                               NEW YORK, NY 10019
                            TELEPHONE (212) 980-0408
                            FACSIMILE (212) 980-7055


                                                               February 25, 1997



ImClone Systems Incorporated
180 Varick Street
New York, New York  10014

                          IMCLONE SYSTEMS INCORPORATED
                       Registration of 3,000,000 Shares of
                    Common Stock, par value $.001 per share,
                       on Form S-3 Registration Statement

Ladies and Gentlemen:

     We are acting as special counsel to ImClone Systems Incorporated, a Delaware corporation (the "Company"), in connection with the filing by the Company with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement") pursuant to which 3,000,000 shares (the "Shares") of the Company's Common Stock, par value $.001 per share, may be offered and sold from time to time by the Company.

     This opinion is being furnished pursuant to the requirements  applicable to
Item 16 of Part II of the Registration Statement.

     In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements or other instruments of the Company, orders, rulings and certificates of public officials, officers and representatives of the Company and such other persons, have made investigations of law, and have discussed with officers and other representatives of the Company such questions of fact, as we have deemed proper and necessary as a basis for the opinions hereinafter expressed. As to certain questions of fact we have relied, without independent verification, on information provided to us by the Company. We have assumed the genuineness of all signatures appearing on the

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ImClone Systems Incorporated
February 25, 1997
Page 2

documents furnished to or reviewed by us and we have also assumed that any person purporting to execute any document in a representative capacity is a duly authorized representative of the person for whom such person executed such document.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, and when (1) the Registration Statement shall have become effective, (2) the applicable provisions of the securities or blue sky laws of certain jurisdictions shall have been complied with, and (3) the Shares shall have been issued and paid for in accordance with the terms of sale thereof, the Shares will be validly issued, fully paid and non-assessable under the laws of the State of Delaware.

     We are admitted to practice in the State of New York and we express no opinion herein concerning any laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                          Very truly yours,


                                                          /s/ Brian W. Pusch
                                                          ----------------------
                                                          Brian W. Pusch